Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Strong Quarterly Financial Results; Maintains Quarterly Distribution of $0.55 Per Unit

TULSA, OKLAHOMA, October 28, 2016 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported strong financial results for the quarter ended September 30, 2016 (the "2016 Quarter") and announced that the Board of Directors of its general partner (the "Board") approved a distribution to unitholders of $0.55 per unit (an annualized rate of $2.20 per unit) for the 2016 Quarter, payable on November 18, 2016 to AHGP's unitholders of record as of the close of trading on November 10, 2016.  The announced distribution is equal to that declared for the quarter ended June 30, 2016 (the "Sequential Quarter") and compares to the unitholder distribution of $0.96 per unit for the quarter ended September 30, 2015 (the "2015 Quarter").

AHGP's principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in Alliance Resource Partners, L.P. (NASDAQ: ARLP).  The declared distribution is based on the distribution AHGP will receive from its ownership interests in ARLP, which today announced a quarterly distribution for the 2016 Quarter of $0.4375 per unit, or $1.75 per unit on an annualized basis, payable on November 14, 2016 to all unitholders of record as of the close of trading on November 7, 2016.  (See ARLP Press Release dated October 28, 2016.)

AHGP also reported net income for the 2016 Quarter of $48.5 million, or net income per basic and diluted limited partner interest of $0.81 per unit, compared to net income for the 2015 Quarter of $56.1 million, or $0.94 per basic and diluted limited partner unit.  AHGP's net income for the 2016 Quarter increased approximately 6.9% compared to net income for the Sequential Quarter of $45.4 million, or net income per basic and diluted limited partner interest of $0.76 per unit.

Operating results for AHGP reflect those of the operating subsidiaries of ARLP and, as a result, AHGP reports its financial results on a consolidated basis with the financial results of ARLP.  Consolidated net income includes earnings and losses attributable to both AHGP and non-controlling interests.  Unless otherwise noted, any reference to net income in this release represents Net Income Attributable to AHGP.

Based on ARLP's current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $33.4 million, or $133.6 million on an annualized basis. AHGP's primary cash

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requirements are for working capital, distributions to its unitholders and, for the 2016 full year, an estimated $3.0 million in general and administrative expenses.

AHGP and ARLP will discuss their 2016 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern.  To participate in the conference call, dial (855) 793-3259 and provide conference number 42634095.  International callers should dial (631) 485-4928 and provide the same conference number.  Investors may also listen to the call via the "investor information" section of ARLP's website at http://www.arlp.com or AHGP's website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial (855) 859-2056 and provide conference number 42634095.  International callers should dial (404) 537-3406 and provide the same conference number.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership's distributions to foreign investors attributable to income that is effectively connected with a United States trade or business.  Accordingly, AHGP's distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP.  In addition, AHGP owns 31,088,338 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership's ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership's operating results and cash flows; risks associated with the ARLP Partnership's expansion of its operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which the ARLP Partnership's customers operate; liquidity constraints, including those resulting

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from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; the ARLP Partnership's productivity levels and margins earned on its coal sales; changes in raw material costs; changes in the availability of skilled labor; the ARLP Partnership's ability to maintain satisfactory relations with its employees; increases in labor costs, adverse changes in work rules, or cash payments or projections associated with post-mine reclamation and workers' compensation claims; increases in transportation costs and risk of transportation delays or interruptions; operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership's surety bonds for mine reclamation as well as workers' compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; the coal industry's share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership's coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership's participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in AHGP's public periodic filings with the Securities and Exchange Commission ("SEC"), including AHGP's Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016 and AHGP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed on May 10, 2016 and August 5, 2016, respectively, with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
SALES AND OPERATING REVENUES:
Coal sales	$533,817	$547,466	$1,357,578	$1,632,493
Transportation revenues	7,692	9,395	19,732	24,323
Other sales and operating revenues	10,457	9,481	26,422	74,445
Total revenues	551,966	566,342	1,403,732	1,731,261

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	347,711	336,527	847,513	1,045,954
Transportation expenses	7,692	9,395	19,732	24,323
Outside coal purchases	1,514	2	1,514	326
General and administrative	18,987	18,356	55,175	53,659
Depreciation, depletion and amortization	80,612	84,661	240,640	242,730
Asset impairment	—	10,695	—	10,695
Total operating expenses	456,516	459,636	1,164,574	1,377,687

INCOME FROM OPERATIONS	95,450	106,706	239,158	353,574
Interest expense, net	(8,001)	(7,352)	(23,386)	(23,626)
Interest income	3	286	11	1,422
Equity in income (loss) of affiliates, net	1,105	(17,221)	1,041	(49,049)
Other income	293	455	545	750

INCOME BEFORE INCOME TAXES	88,850	82,874	217,369	283,071

INCOME TAX EXPENSE	6	12	4	18

NET INCOME	88,844	82,862	217,365	283,053
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(40,337)	(26,765)	(92,643)	(100,476)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. ("NET INCOME OF AHGP")	$48,507	$56,097	$124,722	$182,577

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.81	$0.94	$2.08	$3.05

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.55	$0.96	$2.06	$2.8125

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING – BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,876	$38,678
Trade receivables	146,209	122,875
Other receivables	492	696
Due from affiliates	32	38
Inventories, net	89,904	121,081
Advance royalties, net	2,016	6,820
Prepaid expenses and other assets	18,240	29,890
Total current assets	282,769	320,078
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	2,994,420	3,044,260
Less accumulated depreciation, depletion and amortization	(1,352,117)	(1,243,985)
Total property, plant and equipment, net	1,642,303	1,800,275
OTHER ASSETS:
Advance royalties, net	30,872	21,295
Equity investments in affiliate	128,051	64,509
Goodwill	136,399	136,399
Other long-term assets	28,411	23,960
Total other assets	323,733	246,163
TOTAL ASSETS	$2,248,805	$2,366,516

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable	$63,797	$84,058
Due to affiliates	44	129
Accrued taxes other than income taxes	22,016	15,621
Accrued payroll and related expenses	43,396	37,031
Accrued interest	2,607	306
Workers’ compensation and pneumoconiosis benefits	8,701	8,688
Current capital lease obligations	27,035	19,764
Other current liabilities	15,420	18,929
Current maturities, long-term debt, net	509,155	238,086
Total current liabilities	692,171	422,612
LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities, net	144,949	579,420
Pneumoconiosis benefits	62,529	60,077
Accrued pension benefit	38,239	39,031
Workers’ compensation	50,051	47,486
Asset retirement obligations	124,925	122,434
Long-term capital lease obligations	92,376	80,150
Other liabilities	13,647	21,174
Total long-term liabilities	526,716	949,772
Total liabilities	1,218,887	1,372,384

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. ("AHGP") Partners’ Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding	568,736	567,259
Accumulated other comprehensive loss	(14,676)	(14,875)
Total AHGP Partners’ Capital	554,060	552,384
Noncontrolling interests	475,858	441,748
Total Partners’ Capital	1,029,918	994,132
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,248,805	$2,366,516

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:	$491,960	$527,210

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(70,267)	(159,182)
Decrease in accounts payable and accrued liabilities	(7,965)	(3,093)
Proceeds from sale of property, plant and equipment	756	1,519
Purchases of equity investments in affiliates	(65,367)	(47,624)
Payments for acquisitions of businesses, net of cash acquired	(1,011)	(74,953)
Payment for acquisition of customer contracts	(23,000)	—
Advances/loans to affiliate	—	(7,300)
Other	2,167	1,807
Net cash used in investing activities	(164,687)	(288,826)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under securitization facility	44,600	6,500
Payments under securitization facility	(27,700)	(6,500)
Payments on term loan	(106,250)	(20,319)
Borrowings under revolving credit facilities	140,000	463,000
Payments under revolving credit facilities	(215,000)	(200,000)
Payment on long-term debt	—	(205,000)
Proceeds on capital lease transactions	33,881	—
Payments on capital lease obligations	(17,769)	(994)
Contributions to consolidated company from affiliate noncontrolling interest	2,557	1,483
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(1,336)	(2,719)
Distributions paid by consolidated partnership to noncontrolling interests	(69,680)	(87,623)
Distributions paid to Partners	(123,318)	(168,365)
Other	(60)	(5,583)
Net cash used in financing activities	(340,075)	(226,120)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(12,802)	12,264

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	38,678	28,274

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$25,876	$40,538

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